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                                                                     Exhibit 5.1
                               MARC APPLBAUM, ESQ.
                             3177 Via Alicante, #248
                           La Jolla, California 92037

                                December 13, 2005

To the President and the
Board of Directors
Kodiak Energy, Inc.
734 7th Avenue S.W., Suite 460, Calgary Alberta
T2P 3P8

Re: Opinion of Special Counsel

Gentlemen:

      I have acted as special counsel to Kodiak Energy, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the issuance and sale of 4,500,000 shares of common stock (the "Shares") and related stock options under the Company's Stock for Services Compensation Plan 2005, as amended to date (the "Plan").

      This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

      I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Plan. Based on such review, I am of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefore received) pursuant to (a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

      I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated therein, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                Very Truly Yours,


                                /s/Marc Applbaum
                                  Marc Applbaum
                           SPECIAL SECURITIES COUNSEL


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